UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐                                             Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

Acacia Communications, Inc.

(Name of Registrant as Specified in its Charter)

Cisco Systems, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

Filed by Cisco Systems, Inc.

Pursuant to Rule 14a-12

of the Securities Exchange Act of 1934

Subject Company: Acacia Communications, Inc.

Commission File No.: 001-37771

The following is a blog post authored by Bill Gartner, Senior Vice President/GM of Cisco’s Optical Systems and Optics Group.

Data Center Interconnect: Trends, Transitions and How Cisco’s Intent to Acquire Acacia Is a Game Changer for the Future of DCI Technology

Bill Gartner

July 16, 2019

In today’s blog, I’ll address the trends in Data Center Interconnect (DCI) and Wide Area Networks (WAN) for Metro and Long Haul distances covering 10km to 10,000 km, and how the Acacia Communications, Inc. acquisition can help drive the industry shifts happening in this space.

Pluggable optics (aka optical transceivers) are widely deployed inside the data center, campus, enterprise, or service provider central office, where:

•	Fiber is plentiful: Every router or switch port has its own dedicated fiber. If a new switch or router is added, additional fiber is added to terminate the new ports.

•	Distances are short: These distances are typically less than 10km. We use the term “short reach” for these distances.

As we consider the attributes of the environment outside the data center – in the DCI and WAN for Metro and Long Haul distances, we see different characteristics:

•

Fiber is scarce: Deploying fiber across a city, or across a country requires a huge capital expenditure and may take many months to plan and deploy. In this sense, fiber is considered scarce, and the technical challenge is then to deliver as much capacity as possible onto a single fiber pair – combining many signals together in creative ways to leverage the full theoretical capacity of the fiber. By utilizing technologies like Dense Wavelength Division Multiplexing (DWDM), we can deliver well over 25 Terabits/s on a single fiber pair today (the equivalent of 250 100G signals combined)

•

Distances are long: Typically more than 40km, but can range to several thousand km for long haul applications (e.g. New York to Los Angeles). Challenges in transmitting high bit-rate signals over long distances require coherent transmission technology, as opposed to “direct detect” technology that is sufficient in short reach applications.

The Cisco Global Cloud Index projects that traffic between data centers is growing faster than either traffic to end users or traffic within the data center, and by 2021, traffic between data centers will account for almost 14 percent of total data center traffic, up from 10 percent at the end of 2016. The high growth of this segment is due to the increasing prevalence of content distribution networks, the proliferation of cloud services and the need to shuttle data between clouds, and the growing volume of data that needs to be replicated across data centers.

Bandwidth demands require technologies that provide scalable, reliable and high-performance connectivity between data centers. This is accomplished by using DCI technology – an emerging industry trend and transition.

The primary challenges in this environment are:

•

Increase the capacity on the “existing” fiber infrastructure. This is done typically by increasing the bit rate of each individual wavelength, and/or by increasing the number of wavelengths that may be simultaneously transmitted.

•	Drive down the cost/bit: This is typically done by increasing the wavelength capacity and/or by increasing the distance that a signal may travel before having to be regenerated.

•	Automate: OPEX costs generally dwarf CAPEX costs for customers. We can help drive down OPEX costs by automating more of the manual processes, and thereby eliminating sources of human error

The key trend that we see in this segment is a migration from chassis-based solutions to pluggables.

Functions that were traditionally delivered in separate chassis-based solutions will now be available in a pluggable form factor. This has potentially significant benefits for network operators in terms of operational simplicity. Over time, with continued improvements in ASICs and optics, we have no reason to believe this won’t extend to cover a wider range of applications.

Last week, we announced our intent to acquire Acacia. Acacia offers a complete portfolio of connectivity solutions that address the full range of applications in the DCI and WAN segments for Metro, Regional, Long Haul and Undersea links. Cisco will leverage this portfolio in continuing to expand its optical systems offering for customers who have already deployed DWDM systems. Importantly, from an optics/pluggables perspective, Cisco will drive the transition from chassis-based systems to pluggable DWDM technology for customers who want to simplify operations and reduce the complexity of managing multiple layers in the network.

In my next blog, I’ll address trends in the data center and how our solutions can help customers manage those transitions as we progress to 400G and beyond.

Sidebar:

***

Forward-Looking Statements

This blog contains forward-looking statements that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those referred to in the forward-looking statements. All statements other than statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) are statements that could be deemed forward-looking statements, although not all forward-looking statements contain these identifying words. For example, statements regarding integration plans and the expected benefits to Cisco, Acacia, and their respective customers from completing the acquisition are forward-looking statements. Risks, uncertainties and assumptions include those described in the joint press release announcing our proposed acquisition of Acacia and in Cisco’s SEC reports (including but not limited to its most recent reports on Form 10-Q and Form 10-K filed with the SEC on May 21, 2019 and September 6, 2018, respectively). These documents are available free of charge at the SEC’s website at www.sec.gov or by going to Cisco’s Investor Relations website at https://investor.cisco.com. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, Cisco’s results could differ materially from its expectations in these statements. Cisco undertakes no obligation to revise or update any forward-looking statement for any reason.

Additional Information and Where to Find It

In connection with the proposed acquisition and required stockholder approval, Acacia will file with the Securities and Exchange Commission a preliminary proxy statement and a definitive proxy statement. The proxy statement will be mailed to the stockholders of Acacia. Acacia’s stockholders are urged to read the proxy statement (including all amendments and supplements) and other relevant materials when they become available because they will contain important information. Investors may obtain free copies of these documents (when they are available) and other documents filed with the SEC at its website at https://www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by Acacia by going to Acacia’s Investor Relations page on its corporate website at http://ir.acacia-inc.com or by contacting Acacia Investor Relations at (212) 871-3927.

Acacia and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Acacia’s stockholders with respect to the acquisition. Information about Acacia’s directors and executive officers, including their ownership of Acacia securities, is set forth in the proxy statement for Acacia’s 2019 Annual Meeting of Stockholders, which was filed with the SEC on April 3, 2019, Form 8-K filed with the SEC on June 3, 2019, and Acacia’s other filings with the SEC. Investors may obtain more detailed information regarding the direct and indirect interests of Acacia and its respective executive officers and directors in the acquisition by reading the preliminary and definitive proxy statements regarding the transaction, which will be filed with the SEC.

In addition, Cisco and its executive officers and directors may be deemed to have participated in the solicitation of proxies from Acacia’s stockholders in favor of the approval of the transaction. Information concerning Cisco’s directors and executive officers is set forth in Cisco’s proxy statement for its 2018 Annual Meeting of Shareholders, which was filed with the SEC on October 24, 2018, annual report on Form 10-K filed with the SEC on September 6, 2018, Form 8-K filed with the SEC on May 22, 2019, and Cisco’s other filings with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov or by going to Cisco’s Investor Relations website at https://investor.cisco.com.